Term sheet To prospectus dated November 21, 2008, prospectus supplement dated November 21, 2008 and product supplement no. 194-A-II dated May 12, 2011	Term Sheet Product Supplement No. 194-A-II Registration Statement No. 333-155535 Dated July 7, 2011; Rule 433

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Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index due July 11, 2014

General

—	You may request that we repurchase your notes on a daily basis in minimum denominations equal to the Principal Amount, subject to compliance with the procedural requirements described below.
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At our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date after providing at least five business days’ written notice.

—	The notes are designed for investors who seek a return linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index.
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Investors should be willing to forgo interest payments and, if the Index Closing Level of the J.P. Morgan Contag Beta Agriculture Class A Total Return Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee, and, if applicable, the Repurchase Fee Amount, be willing to lose some or all of their principal. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

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The payment at maturity or redemption is linked to the performance of the J.P. Morgan Contag Beta Agriculture Class A Total Return Index minus the Investor Fee, which is deducted on each Valuation Date, as described below. The payment upon early repurchase is linked to the performance of the J.P. Morgan Contag Beta Agriculture Class A Total Return Index, minus the Investor Fee, which is deducted on each Valuation Date, and the Repurchase Fee Amount as of the relevant Valuation Date, as described in “Additional Key Terms” below.

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On the Inception Date, we expect that J.P. Morgan Securities LLC, which we refer to as JPMS, will purchase from us all of the notes at 100% of the Principal Amount per note and may sell a portion of the notes to investors at 100% of the Principal Amount per note. After the Inception Date, additional notes may be offered and sold from time to time by JPMS at the relevant Indicative Note Value as of the relevant Valuation Date.

—	Senior unsecured obligations of JPMorgan Chase & Co. maturing July 11, 2014†
—	The notes will be sold in minimum denominations equal to the Principal Amount, as described below, and integral multiples in excess thereof.
—	The notes are expected to price on or about July 8, 2011 and are expected to settle on or about July 13, 2011.
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The notes will not be listed on any securities exchange. Other than pursuant to the early repurchase and optional redemption rights set forth below, JPMS will not purchase notes in the secondary market.

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The notes are not futures contracts and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the Commodity Exchange Act that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, which is set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

Key Terms

Index:

The J.P. Morgan Contag Beta Agriculture Class A Total Return Index (the “Index”)

The value of the J.P. Morgan Contag Beta Agriculture Class A Total Return Index is published each trading day under the Bloomberg ticker symbol “JCTABAGT.” For more information about the Index, please see “The J.P. Morgan Contag Beta Agriculture Class A Total Return Index” in this term sheet.

Principal Amount:	$1,000
Payment at Maturity:

Subject to the impact of a market disruption event (including the early acceleration of the amounts due and payable under the terms of the notes upon the occurrence of a commodity hedging disruption event), for each note, unless earlier repurchased or redeemed, you will receive at maturity a cash payment equal to the Indicative Note Value as of the Final Valuation Date.

The return on your initial investment at maturity will be reduced by the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date. Accordingly, you will lose some or all of your initial investment at maturity if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee.

Indicative Note Value:

The Indicative Note Value on the Inception Date will be equal to the Principal Amount. On each subsequent Valuation Date, the Indicative Note Value will be equal to (a) (i) the Indicative Note Value as of the immediately preceding Valuation Date multiplied by (ii) the Index Factor as of such Valuation Date minus (b) the Investor Fee as of such Valuation Date.

If the amount calculated above is less than zero, the Indicative Note Value on such Valuation Date will be $0.

Investor Fee:	On any Valuation Date, the product of (a) the Indicative Note Value as of the immediately preceding Valuation Date, (b) the Investor Fee Percentage and (c) (i) the number of calendar days from and including the immediately preceding Valuation Date to and excluding such Valuation Date divided by (ii) 360
Investor Fee Percentage:	1.00%
Index Factor:	On any Valuation Date, (a) the Index Closing Level on such Valuation Date divided by (b) the Index Closing Level on the immediately preceding Valuation Date
Inception Date:	On or about July 8, 2011
Valuation Date(s) †:	Each business day from and including the Inception Date to and including the Final Valuation Date
Final Valuation Date†:	July 8, 2014
Maturity Date†:	July 11, 2014
Additional Key Terms:	See “Additional Key Terms” below.
†

Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity” and “Description of Notes — Postponement of a Valuation Date” in the accompanying product supplement no. 194-A-II or early acceleration in the event of a hedging disruption event as described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event” in the accompanying product supplement no. 194-A-II and in “Selected Risk Considerations — We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs” in this term sheet

Investing in the Daily Liquidity Notes involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 194-A-II, “Risk Factors” beginning on page IS-2 of the accompanying index supplement no. 3-A-II and “Selected Risk Considerations” beginning on page TS-3 of this term sheet.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

On the Inception Date, we expect that JPMS will purchase from us all of the notes at 100% of the Principal Amount per note and may sell a portion of the notes on the Inception Date to investors at 100% of the Principal Amount per note. After the Inception Date, additional notes may be offered and sold from time to time by JPMS at the relevant Indicative Note Value as of the relevant Valuation Date. We will receive proceeds equal to 100% of the offering price of notes sold to JPMS on the Inception Date. See “Supplemental Plan of Distribution” in this term sheet.

The offering price includes the estimated cost of hedging our obligations under the notes through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. For additional related information, please see “Use of Proceeds and Hedging” beginning on page PS-24 of the accompanying product supplement no. 194-A-II.

JPMS will not receive any commission from us in connection with sales of the notes. JPMS will be entitled to receive a portion of the Investor Fee to cover the ongoing payments related to the distribution of notes and for structuring and developing the economic terms of the notes. Payments constituting underwriting compensation will not exceed a total of 8% of proceeds. See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-55 of the accompanying product supplement no. 194-A-II.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

July 7, 2011

Additional Terms Specific to the Notes

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, each prospectus supplement, product supplement no. 194-A-II, index supplement no. 3-A-II and this term sheet if you so request by calling toll-free 866-535-9248.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this term sheet together with the prospectus dated November 21, 2008, as supplemented by the prospectus supplement dated November 21, 2008 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 194-A-II dated May 12, 2011 and index supplement no. 3-A-II dated July 7, 2011. This term sheet, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 194-A-II and “Risk Factors” in the accompanying index supplement no. 3-A-II, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

—	Product supplement no. 194-A-II dated May 12, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211003148/e43552_424b2.pdf

—	Index supplement no. 3-A-II dated July 7, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211004430/e44311_424b2.pdf

—	Prospectus supplement dated November 21, 2008:

http://www.sec.gov/Archives/edgar/data/19617/000089109208005661/e33600_424b2.pdf

—	Prospectus dated November 21, 2008:

http://www.sec.gov/Archives/edgar/data/19617/000089109208005658/e33655_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this term sheet, the “Company,” “we,” “us” and “our” refer to JPMorgan Chase & Co.

Additional Key Terms

Payment upon Early Repurchase:

Subject to your compliance with the procedures described under “Description of Notes — Early Repurchase at the Option of the Holders” and the potential postponements and adjustments as described under “Description of Notes — Postponement of a Valuation Date” in the accompanying product supplement no. 194-A-II, you may request that we repurchase your notes on any Repurchase Date during the term of the notes. Upon early repurchase, you will receive for each note a cash payment on the relevant Repurchase Date equal to (a) the Indicative Note Value as of the relevant Valuation Date minus (b) the Repurchase Fee Amount as of the relevant Valuation Date.

If the amount calculated above is less than zero, the payment upon early repurchase will be $0.

The return on your initial investment upon early repurchase will be reduced by the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date, and the Repurchase Fee Amount. Accordingly, you will lose some or all of your initial investment upon early repurchase if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted on each Valuation Date, and, if applicable, the Repurchase Fee Amount.

Early Repurchase Mechanics:	In order to request that we repurchase your notes on any Repurchase Date, you must deliver a Repurchase Notice to us via email at dln_repurchase@jpmchase.com by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and follow the procedures described under “Description of Notes — Early Repurchase at the Option of the Holders” in the accompanying product supplement no. 194-A-II. If you fail to comply with these procedures, your notice will be deemed ineffective.

Repurchase Fee Amount:	For any Repurchase Date, an amount in cash per note equal to (a) the Indicative Note Value as of the relevant Valuation Date multiplied by (b) the Repurchase Fee.

Repurchase Fee:	0.25%

Repurchase Date:	The third business day following each Valuation Date

Repurchase Notice:	The form of Repurchase Notice attached hereto as Annex A

Payment upon Optional Redemption:

At our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date. Upon redemption, you will receive for each note a cash payment on the relevant Redemption Date equal to the Indicative Note Value as of the relevant Valuation Date.

The return on your initial investment upon redemption will be reduced by the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date. Accordingly, you will lose some or all of your initial investment upon redemption if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee.

Optional Redemption Mechanics:	If we exercise our right to redeem your notes on the Redemption Date, we will deliver an irrevocable redemption notice to the Depository Trust Company (“DTC”) (the holder of the global note). The Valuation Date for such redemption will be specified in the irrevocable redemption notice delivered to DTC and will be no fewer than five business days and no more than ten business days after the date such notice is delivered, subject to the potential postponements and adjustments as described under “Description of Notes — Postponement of a Valuation Date” in the accompanying product supplement. Accordingly, we must provide at least five business days’ notice prior to the Valuation Date for such redemption.

Initial Redemption Date:	July 13, 2012*

Redemption Date:	The third business day following the relevant Valuation Date

Reopening issuances:	We may, without your consent, “reopen” the notes based on market conditions and the Index Closing Level at that time. These further issuances, if any, will be consolidated to form a single sub-series with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. See “Reissuances or Reopening Issuances” in this term sheet for more information.

Index Calculation Agent:	The JPMorgan Global Index Research Group (“GIRG”), which is one of our affiliates. Employees of GIRG that participate in any index calculation activities are employees of JPMorgan Chase Bank, National Association.

Note Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”), which is one of our affiliates

CUSIP:	48125XWP7

*	We may accelerate the notes due to the occurrence of a commodity hedging disruption event prior to the Initial Redemption Date. See “Selected Risk Considerations — We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs.”

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index	TS-1

J.P. Morgan Contag Beta Agriculture Class A Total Return Index

The J.P. Morgan Contag Beta Agriculture Class A Total Return Index, is a notional rules-based proprietary index developed and maintained by J.P. Morgan Securities Ltd. (“JPMSL”) and calculated by the JPMorgan Global Index Research Group (“GIRG”), a separate division of J.P. Morgan Securities LLC. The Index is intended to capture the return of the synthetic exposure to a notional basket consisting of eight agricultural commodities (wheat, Kansas wheat, corn, soybeans, cotton, sugar, coffee and cocoa), each of which is represented by a commodity futures contract selected by a methodology developed by JPMSL, which we refer to as the “Selection Methodology.” The Selection Methodology uses, along with other criteria, the slope of the futures curve for each eligible commodity to select the futures contract for each eligible commodity with the highest level of backwardation (or in the absence of backwardation, the least amount of contango). “Backwardation” refers to the situation where the futures contracts for a commodity with a delivery month further in time have lower contract prices than futures contracts for the same commodity with a delivery month closer in time. If there is no futures contract for one or more eligible commodities with backwardation, the Selection Methodology will select the futures contract with the lowest level of contango for any such commodities. “Contango” refers to the situation where the futures contracts for a commodity with a delivery month further in time have higher contract prices than futures contracts for the same commodity with a delivery month closer in time.

The Index is a total return index, not an excess return index. An excess return index reflects the returns that are potentially available through synthetic exposure to uncollateralized positions in the futures contracts underlying such index, including the appreciation (or depreciation) of the applicable futures contract(s) and profit or loss realized when rolling such contracts. By contrast, a total return index, in addition to reflecting those returns, also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts.

The weights assigned to the commodities represented in the J.P. Morgan Contag Beta Agriculture Class A Total Return Index are based on the Commodity Index Percentages of S&P GSCI™ Agriculture Index Excess Return. For more information on how the commodity weights of the J.P. Morgan Contag Beta Agriculture Class A Total Return Index are defined, please see “The J.P. Morgan Contag Beta Indices — Calculation and Publication of the Index Level — Commodity Weights” in the accompanying index supplement and “The S&P GSCI Indices” in the accompanying product supplement.

The value of the J.P. Morgan Contag Beta Agriculture Class A Total Return Index is published each trading day under the Bloomberg ticker symbol “JCTABAGT”. For more information about the J.P. Morgan Contag Beta Agriculture Class A Total Return Index, see “The J.P. Morgan Contag Beta Indices” in the accompanying index supplement.

Selected Purchase Considerations

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UNCAPPED APPRECIATION POTENTIAL — The notes provide the opportunity to obtain an uncapped return at maturity or upon early repurchase or redemption linked to the Index, subject to the deduction of the Investor Fee and, in the case of an early repurchase, the deduction of the Repurchase Fee Amount. The notes are not subject to a predetermined maximum return and, accordingly, any return will be based on the performance of the Index and the cumulative amount of the Investor Fee and, if applicable, the Repurchase Fee Amount, as of the relevant Valuation Date. Because the notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

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RETURN LINKED TO THE J.P. MORGAN CONTAG BETA ALTERNATE BENCHMARK CLASS A TOTAL RETURN INDEX — The return on the notes is linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index, which seeks to capture the return of the synthetic exposure to a notional basket of commodities, each represented by a commodity futures contract that display the highest degree of backwardation (or in some cases, the lowest degree of contango). See “J.P Morgan Contag Beta Alternate Benchmark Class A Total Return Index” above and “The J.P. Morgan Contag Beta Indices” in the accompanying index supplement no. 3-A-II.

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DAILY REPURCHASES IN MINIMUM DENOMINATIONS EQUAL TO THE PRINCIPAL AMOUNT— Subject to your compliance with the procedures and the potential postponements and adjustments as described in the accompanying product supplement no. 194-A-II, you may submit daily a request to have us repurchase your notes on any Repurchase Date during the term of the notes. If you request that we repurchase your notes, subject to the notification requirements and the other terms and conditions set forth in the accompanying product supplement no. 194-A-II and this term sheet, for each note you will receive a cash payment on the relevant Repurchase Date equal to (a) the Indicative Note Value as of the relevant Valuation Date minus (b) the Repurchase Fee. You may request that we repurchase a minimum of one note.

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POTENTIAL EARLY EXIT AS A RESULT OF THE OPTIONAL CALL FEATURE — At our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date after providing at least five business days’ written notice. Upon redemption, you will receive for each note a cash payment on the relevant Redemption Date equal to the Indicative Note Value as of the relevant Valuation Date.

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INDICATIVE NOTE VALUE — At any time during the term of the notes, you can contact us via email at dln_repurchase@jpmchase.com, with “Indicative Note Value, Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index due July 11, 2014, CUSIP No. 48125XWP7” as the subject line, to obtain the Indicative Note Value as of the close of any business day. We intend to respond to any requests for the daily Indicative Note Value by the close of business on the following business day; provided that if we receive your request on a day that is a Disrupted Day, we will respond by close of business on the immediately succeeding trading day that is not a Disrupted Day. Please see “Description of Notes — Indicative Note Value” in the accompanying product supplement no 194-A-II.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index	TS-2

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CAPITAL GAINS TAX TREATMENT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 194-A-II. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell LLP, it is reasonable to treat the notes as “open transactions” for U.S. federal income tax purposes. Assuming this characterization is respected, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year. However, the Internal Revenue Service (the “IRS”) or a court may not respect this characterization or treatment of the notes, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

The discussion in the preceding paragraph, when read in combination with the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of owning and disposing of notes.

Selected Risk Considerations

Your investment in the notes will involve significant risks. The notes do not guarantee any return of principal at, or prior to, the Maturity Date, any Repurchase Date or any Redemption Date. Investing in the notes is not equivalent to investing directly in the Index, its component futures contracts, any of the commodities underlying the component futures contracts or in any contracts relating to the Index or such futures contracts for which there is an active secondary market. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 194-A-II dated May 12, 2011 and the “Risk Factors” section of the accompanying index supplement no. 3-A-II dated July 7, 2011. You should carefully consider the following discussion of risks before you decide that an investment in the notes is suitable for you.

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YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes may not return any of your investment. The Investor Fee, which is deducted on each Valuation Date, and the Repurchase Fee Amount, if applicable, will reduce your final payment. Accordingly, you will lose some or all of your initial investment at maturity or upon early repurchase or redemption if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted daily, and the Repurchase Fee Amount, if applicable.

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EVEN IF THE LEVEL OF THE INDEX INCREASES, YOU MAY RECEIVE LESS THAN THE PRINCIPAL AMOUNT OF YOUR NOTES DUE TO THE INVESTOR FEE AND THE REPURCHASE FEE AMOUNT — The amount of the Investor Fee, which is deducted on each Valuation Date, will reduce the payment, if any, you will receive at maturity or upon early repurchase or redemption. In addition, if you request that we repurchase your notes prior to maturity, you will be charged a Repurchase Fee Amount equal to the Indicative Note Value as of the relevant Valuation Date multiplied by 0.25%. If the level of the Index decreases or even if the level of the Index increases, but the Index does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted daily, and any applicable Repurchase Fee Amount, you will receive less than the principal amount of your investment at maturity or upon early repurchase of your notes.

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CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or upon early repurchase or redemption, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes.

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POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as Note Calculation Agent, Index Calculation Agent and the sponsor of the Index and hedging our obligations under the notes. In performing these duties, the economic interests of the Note Calculation Agent, the Index Calculation Agent, the sponsor of the Index and other affiliates of ours are potentially adverse to your interests as

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index	TS-3

an investor in the notes. It is possible that such hedging or other trading activities of ours could result in substantial returns for us or our affiliates while the value of the notes declines.

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OUR AFFILIATE, THE JPMORGAN GLOBAL INDEX RESEARCH GROUP, OR GIRG, IS THE INDEX CALCULATION AGENT, AND OUR AFFILIATE J.P. MORGAN SECURITIES LTD., OR JPMSL, IS THE INDEX SPONSOR AND MAY ADJUST THE INDEX IN A WAY THAT AFFECTS ITS LEVEL — GIRG, one of our affiliates, acts as the Index Calculation Agent and is responsible for calculating the Index, and JPMSL, one of our affiliates, acts as the sponsor of the Index and is responsible for maintaining the Index and developing the guidelines and policies governing their composition and calculation. The rules governing the Index may be amended at any time by JPMSL, in its sole discretion, and the rules also permit the use of discretion by GIRG in specific instances, such as the right to substitute or exclude a futures contract included in the Index due to a change in law or otherwise and to calculate substitute closing levels of the Index. Unlike other indices, the maintenance of the Index is not governed by an independent committee. Although judgments, policies and determinations concerning the Index are made by JPMSL and GIRG, JPMorgan Chase & Co., as the parent company of JPMSL and GIRG, ultimately controls JPMSL and GIRG.

In addition, the policies and judgments for which JPMSL and GIRG are responsible could have an impact, positive or negative, on the level of the Index and the value of your notes. JPMSL and GIRG are under no obligation to consider your interests as an investor in the notes. Furthermore, the inclusion of the futures contracts in the Index is not an investment recommendation by us, JPMSL or GIRG of any of the futures contracts underlying the Index.

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JPMS AND ITS AFFILIATES MAY HAVE PUBLISHED RESEARCH, EXPRESSED OPINIONS OR PROVIDED RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE MARKET VALUE OF THE NOTES — JPMS and its affiliates publish research from time to time on commodity markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. JPMS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes, the Index and the futures contracts underlying the Index.

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IF WE EXERCISE OUR RIGHT TO REDEEM THE NOTES, THE CASH PAYMENT YOU WILL RECEIVE MAY BE LESS THAN YOU MIGHT OTHERWISE HAVE RECEIVED — We have the right to redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date. We may elect to redeem your notes at a time when the Indicative Note Value is relatively low. As a result, any payment upon redemption may be substantially less than the amount you initially invested, the amount you could have received on your investment at maturity if the notes had not been redeemed or the amount you could have received if you had elected to have us (or our affiliates) repurchase your notes at the time of your choosing.

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THE OPTIONAL REDEMPTION FEATURE MAY FORCE A POTENTIAL EARLY EXIT FROM YOUR INVESTMENT — While the original term of the notes is approximately three years, at our sole discretion, the notes may be called for redemption prior to the Maturity Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes in an investment with similar characteristics in the event the notes are redeemed prior to the Maturity Date.

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WE MAY ACCELERATE YOUR NOTES IF A COMMODITY HEDGING DISRUPTION EVENT OCCURS — If we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes due to a commodity hedging disruption event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the Note Calculation Agent. If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event” in the accompanying product supplement no. 194-A-II for more information.

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COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES — The commodity futures contracts that underlie the Index are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the notes and affect the value of the Index. The effect on the value of the notes of any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, may have a substantial adverse effect on the value of your notes. Additionally, in accordance with the Dodd-Frank Act, the U.S. Commodity Futures Trading Commission is drafting regulations that will affect market participants’ position limits in certain commodity-based futures contracts, such as futures contracts on certain agricultural commodities, energy commodities and metals. These proposed regulations, when final and implemented, may reduce liquidity in the exchange-traded market for such commodity-based futures contracts. Furthermore, we or our affiliates may be unable as a result of such restrictions to effect transactions necessary to hedge our obligations under the notes, in which case we may, in our sole and absolute discretion, accelerate the payment on your notes. See “We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs” above.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index	TS-4

—

PRICES OF COMMODITY FUTURES CONTRACTS ARE CHARACTERIZED BY HIGH AND UNPREDICTABLE VOLATILITY, WHICH COULD LEAD TO HIGH AND UNPREDICTABLE VOLATILITY IN THE INDEX — Market prices of the commodity futures contracts included in the Index tend to be highly volatile and may fluctuate rapidly based on numerous factors, including the factors that affect the price of the commodities underlying the commodity futures contracts included in the Index. See “There Are Risks Associated With an Investment Linked Indirectly to Agricultural Commodities” below. The prices of commodity futures contracts are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds. These additional variables may create additional investment risks that cause the value of the notes to be more volatile than the values of traditional securities. As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities are also highly cyclical. The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.

—

THERE ARE RISKS ASSOCIATED WITH AN INVESTMENT LINKED INDIRECTLY TO AGRICULTURAL COMMODITIES — The prices of the agricultural commodities upon which the futures contracts that compose the Index are based, including wheat, corn, soybeans, cotton, sugar, coffee and cocoa, are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease and natural disasters may also affect agricultural commodity prices. Demand for agricultural commodities such as wheat, corn and soybeans, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.

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AN INVESTMENT IN THE NOTES CARRIES THE RISKS ASSOCIATED WITH THE METHODOLOGY USED TO CALCULATE THE INDEX — The Index is constructed, in part, using a rules-based methodology which uses, along with other criteria, the slope of the commodities futures curve in order to select a particular futures contract for each eligible commodity in which to synthetically gain exposure (the “Selection Methodology”). The futures contract with the highest level of backwardation is selected for each eligible commodity (each, a “Contag Contract”), subject to certain limitations. If there is no futures contract for one or more eligible commodities with backwardation, the Selection Methodology will select the futures contract with the lowest level of contango for any such commodities.

In addition, the Index is synthetically exposed to the futures contracts selected as the Contag Contracts by the Selection Methodology and such futures contracts may, in general, be deferred futures contracts (i.e., those contracts having a delivery month further dated than the futures contract with the nearest delivery month). It is generally expected that such deferred futures contracts may have less liquidity than the near-month futures contracts (those being the nearest-to-deliver) with respect to the same commodities. Deferred futures contracts may also be less well correlated with the spot market (physical) prices of the relevant commodities and exhibit different levels of volatility. Accordingly, the Index may not perform as well as an index linked to the spot prices of the relevant commodities.

—

A DECISION BY AN EXCHANGE ON WHICH THE FUTURES CONTRACTS UNDERLYING THE INDEX ARE TRADED TO INCREASE MARGIN REQUIREMENTS MAY AFFECT THE LEVEL OF THE INDEX — If an exchange on which the futures contract underlying the Index are traded increases the amount of collateral required to be posted to hold positions in such futures contracts (i.e., the margin requirements), market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the level of the Index to decline significantly.

—

THE NOTES DO NOT OFFER DIRECT EXPOSURE TO COMMODITY SPOT PRICES — The notes are linked to the Index, which is linked to commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the notes may underperform a similar investment that is linked to commodity spot prices.

—

OWNING THE NOTES IS NOT THE SAME AS OWNING ANY COMMODITIES OR COMMODITY FUTURES CONTRACTS — The return on your notes will not reflect the return you would realize if you actually purchased the futures contracts composing the Index, the commodities upon which the futures contracts that compose the Index are based, or other exchange-traded or over-the-counter instruments based on the Index. You will not have any rights that holders of such assets or instruments have.

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HIGHER FUTURES PRICES OF THE COMMODITY FUTURES CONTRACTS UNDERLYING THE INDEX RELATIVE TO THE CURRENT PRICES OF SUCH CONTRACTS MAY AFFECT THE VALUE OF THE INDEX AND THE VALUE OF THE NOTES — The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that compose the Index approach expiration,

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index	TS-5

they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced with a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the November contract would take place at a price that is higher than the price of the October contract, thereby creating a negative “roll yield.” While the Index’s Selection Methodology is intended to select futures contracts with the highest level of backwardation (or in the absence of backwardation, the least amount of contango), commodity futures contracts generally have historically been in contango and no assurance can be given that the Selection Methodology will be successful in mitigating or avoiding contango and negative roll yields. Contango could adversely affect the value of the Index and thus the value of notes linked to the Index.

—

SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE LEVEL OF THE INDEX, AND THEREFORE THE VALUE OF THE NOTES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of your notes.

—

THE INDEX MAY NOT BE SUCCESSFUL AND MAY NOT OUTPERFORM ANY ALTERNATIVE STRATEGY THAT MIGHT BE EMPLOYED WITH RESPECT TO THE FUTURES CONTRACTS UNDERLYING THE INDEX — The Index follows a proprietary strategy that operates on the basis on pre-determined rules. No assurance can be given that the investment strategy on which the Index is based will be successful or that the Index will outperform any alternative strategy that might be employed with respect to the futures contracts underlying the Index.

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THE INDEX CLOSING LEVEL ON THE RELEVANT VALUATION DATE MAY BE LESS THAN THE INDEX CLOSING LEVEL ON THE MATURITY DATE, A REPURCHASE DATE, A REDEMPTION DATE OR AT OTHER TIMES DURING THE TERM OF THE NOTES — The Index Closing Level on the Maturity Date, a Repurchase Date, a Redemption Date or at other times during the term of the notes, including dates near the relevant Valuation Date, could be higher than the Index Closing Level on the relevant Valuation Date. This difference could be particularly large if there is a significant increase in the level of the Index after the relevant Valuation Date, if there is a significant decrease in the level of the Index prior to the relevant Valuation Date or if there is significant volatility in the Index during the term of the notes.

—

THE INDEX HAS A LIMITED OPERATING HISTORY — The Index was established on November 1, 2010, and therefore has limited historical performance. Past performance should not be considered indicative of future performance.

—

UBS SECURITIES LLC (“UBS”) AND CME GROUP INDEX SERVICES LLC (“CME INDEXES”) MAY CHANGE THE METHOD OF DETERMINING THE COMMODITY INDEX PERCENTAGES OF THE DOW JONES-UBS COMMODITY INDEXSM — UBS and CME Indexes are responsible for calculating and maintaining the Dow Jones-UBS Commodity IndexSM, including the Commodity Index Percentages of the Dow Jones-UBS Commodity IndexSM. The weights assigned to the commodities included in the Index are based on such Commodity Index Percentages. UBS and CME Indexes can make methodological changes relating to the Commodity Index Percentages at any time, and they have no obligation to consider your interests. UBS and CME Indexes may also discontinue or suspend calculation or dissemination of the Dow Jones-UBS Commodity IndexSM, including the determination of the Commodity Index Percentages. Any of these actions could adversely affect the market value of and/or the payment at maturity on the notes. See “The J.P. Morgan Contag Beta Indices — Modifications to, or Cancellation of, the S&P GSCI Family-Index or the Dow Jones-UBS Commodity IndexSM” in the accompanying index supplement and “The DJ-UBS Commodity Indices” in the accompanying product supplement. Dow Jones and UBS have no obligation to consider your interests in calculating or revising the methodology of the Dow Jones — UBS Commodity IndexSM.

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THERE ARE RESTRICTIONS ON YOUR ABILITY TO REQUEST THAT WE REPURCHASE YOUR NOTES — If you elect to exercise your right to have us repurchase your notes, your request that we repurchase your notes is only valid if we receive your Repurchase Notice by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and we (or our affiliates) acknowledge receipt of the Repurchase Notice that same day. If we do not receive such notice or we (or our affiliates) do not acknowledge receipt of such notice, your repurchase request will not be effective and we will not repurchase your notes on the corresponding Repurchase Date.

Because of the timing requirements of the Repurchase Notice, settlement of the repurchase will be prolonged when compared to a sale and settlement in the secondary market. As your request that we repurchase your notes is irrevocable, this will subject you to market risk in the event the market fluctuates after we receive your request. Furthermore, our obligation to repurchase the notes prior to maturity may be postponed upon the occurrence of a market disruption event.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index	TS-6

—	NO INTEREST PAYMENTS — As a holder of the notes, you will not receive any interest payments.

—

YOU WILL NOT KNOW THE AMOUNT YOU WILL RECEIVE UPON EARLY REPURCHASE AT THE TIME YOU ELECT TO REQUEST THAT WE REPURCHASE YOUR NOTES — You will not know the amount you will receive upon early repurchase at the time you elect to request that we repurchase your notes. Your notice to us to repurchase your notes is irrevocable and must be received by us no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and we (or our affiliates) must acknowledge receipt of such notice, on the same day. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us repurchase your notes, and prior to the relevant Repurchase Date.

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MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE NOTES — In addition to the level of the Index on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including but not limited to:

—	the volatility, frequency and magnitude of changes in the levels of the Index and the futures contracts that compose the Index;

—	whether we are expected to redeem the notes;

—	the time to maturity of the notes;

—	supply and demand trends at any time for the commodities upon which the futures contracts that compose the Index or the exchange traded futures contracts on such commodities;

—	the amount of the Investor Fee on the relevant Valuation Date;

—	the market price of the commodities upon which the futures contracts that compose the Index are based or the exchange-traded futures contracts on such commodities;

—	interest and yield rates in the market generally;

—

economic, financial, political, regulatory, geographical, agricultural, meteorological and judicial events that affect commodities markets generally or the futures contracts underlying the Index, and which may affect the Index Closing Level on any Valuation Date; and

—	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

—

THE LIQUIDITY IS LIMITED TO THE EARLY REPURCHASE RIGHT — The notes will not be listed on any securities exchange. As stated in the “Supplemental Plan of Distribution” in this term sheet, we expect that JPMS will purchase from us all of the notes on the Inception Date at 100% of the Principal Amount per note and may sell a portion of the notes on the Inception Date to investors at 100% of the Principal Amount per note. Other than pursuant to the early repurchase right set forth in the notes, JPMS will not purchase notes in the secondary market. Also, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early repurchases of the notes. Accordingly, the liquidity of the market for the notes outside of the early repurchase right could vary materially over the term of the notes and the price at which you may be able to trade your notes is likely to depend on the payment upon early repurchase. In addition, any election by holders to request that we repurchase the notes will be subject to the restrictive conditions and procedures described in the accompanying product supplement no. 194-A-II. Furthermore, at our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index	TS-7

Hypothetical Payment at Maturity or upon Early Repurchase

The following examples illustrate how the notes would perform at maturity or upon early repurchase in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 2% per quarter through maturity (Example 1) and an example in which the Index Closing Level decreases at a constant rate of 2% per quarter through maturity (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 2% per quarter for the first 6 quarters and then decreasing by 2% per quarter for the next 6 quarters, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing by 2% per quarter for the first 6 quarters, and then increasing by 2% per quarter for the next 6 quarters. For ease of analysis and presentation, the following examples assume Valuation Dates occur quarterly so that the Index Factor, the Investor Fee and the Indicative Note Value are recalculated only once each quarter. These examples highlight the impact of the Investor Fee on the payment at maturity or upon early repurchase under different circumstances and the impact of the Repurchase Fee Amount upon early repurchase. If the notes are redeemed prior to maturity, the tables and charts below do not illustrate how much you will be paid. Because the Investor Fee and the Repurchase Fee Amount take into account the Index Closing Level performance, the absolute levels of the Investor Fee and the Repurchase Fee Amount are dependent on the path taken by the Index Closing Level to arrive at its ending level. As a result, the actual Investor Fee, which is deducted on each Valuation Date, may be greater than or less than the hypothetical Investor Fee (which is calculated quarterly) shown in these examples, depending on whether the level of the Index is increasing or decreasing. The figures in these examples have been rounded for convenience. The Hypothetical Indicative Value of each note for quarter 12 is as of the hypothetical Final Valuation Date, and given the indicated assumptions, a holder will receive payment at maturity or upon early repurchase in the indicated amount, according to the indicated formula.

Example 1

Assumptions:

Investor Fee Percentage	1.00% per annum
Repurchase Fee	0.25%
Repurchase Fee Amount	Indicative Note Value × Repurchase Fee
Index Closing Level on the Inception Date	190.00

Quarter End	Hypothetical Index Closing Level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Value*	Hypothetical Repurchase Fee Amount	Hypothetical Payment upon early repurchase
A	B	C	D	E	F	G

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (90/360)	(Et-1 × Ct) – Dt	Et × Repurchase Fee	E-F
0	190.00000	—	—	$1,000.00000	—	—
1	193.80000	1.02000	$2.50000	$1,017.50000	$2.54375	$1,014.95625
2	197.67600	1.02000	$2.54375	$1,035.30625	$2.58827	$1,032.71798
3	201.62952	1.02000	$2.58827	$1,053.42411	$2.63356	$1,050.79055
4	205.66211	1.02000	$2.63356	$1,071.85903	$2.67965	$1,069.17938
5	209.77535	1.02000	$2.67965	$1,090.61656	$2.72654	$1,087.89002
6	213.97086	1.02000	$2.72654	$1,109.70235	$2.77426	$1,106.92810
7	218.25028	1.02000	$2.77426	$1,129.12215	$2.82281	$1,126.29934
8	222.61528	1.02000	$2.82281	$1,148.88178	$2.87220	$1,146.00958
9	227.06759	1.02000	$2.87220	$1,168.98721	$2.92247	$1,166.06475
10	231.60894	1.02000	$2.92247	$1,189.44449	$2.97361	$1,186.47088
11	236.24112	1.02000	$2.97361	$1,210.25977	$3.02565	$1,207.23412
12	240.96594	1.02000	$3.02565	$1,231.43931	$3.07860	$1,228.36072
*	Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Value are calculated on each business day after the settlement date up to and including the Final Valuation Date.
†	Assuming that the total number of calendar days in each quarter is 90.

We cannot predict the actual Indicative Note Value on any Valuation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Value and the market value of your notes at any time prior to the stated Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Value on the relevant Valuation Date, the Investor Fee and, if applicable, the Repurchase Fee Amount. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the stated Maturity Date, the relevant Repurchase Date or Redemption Date, as applicable, may be very different from the information reflected in the tables above.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index	TS-8

Example 2

Assumptions:

Investor Fee Percentage	1.00% per annum
Repurchase Fee	0.25%
Repurchase Fee Amount	Indicative Note Value × Repurchase Fee
Index closing level on the Inception Date	190.00

Quarter End	Hypothetical Index Closing Level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Value*	Hypothetical Repurchase Fee Amount	Hypothetical Payment upon early repurchase
A	B	C	D	E	F	G

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (90/360)	(Et-1 × Ct) – Dt	Et × Repurchase Fee	E-F
0	190.00000	—	—	$1,000.00000	—	—
1	186.20000	0.98000	$2.50000	$977.50000	$2.44375	$975.05625
2	182.47600	0.98000	$2.44375	$955.50625	$2.38877	$953.11748
3	178.82648	0.98000	$2.38877	$934.00736	$2.33502	$931.67234
4	175.24995	0.98000	$2.33502	$912.99219	$2.28248	$910.70971
5	171.74495	0.98000	$2.28248	$892.44987	$2.23112	$890.21874
6	168.31005	0.98000	$2.23112	$872.36975	$2.18092	$870.18882
7	164.94385	0.98000	$2.18092	$852.74143	$2.13185	$850.60957
8	161.64497	0.98000	$2.13185	$833.55475	$2.08389	$831.47086
9	158.41207	0.98000	$2.08389	$814.79976	$2.03700	$812.76276
10	155.24383	0.98000	$2.03700	$796.46677	$1.99117	$794.47560
11	152.13896	0.98000	$1.99117	$778.54627	$1.94637	$776.59990
12	149.09618	0.98000	$1.94637	$761.02898	$1.90257	$759.12640
*	Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Value are calculated on each business day after the settlement date up to and including the Final Valuation Date.
†	Assuming that the total number of calendar days in each quarter is 90.

We cannot predict the actual Indicative Note Value on any Valuation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Value and the market value of your notes at any time prior to the stated Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Value on the relevant Valuation Date, the Investor Fee and the Repurchase Fee Amount. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the stated Maturity Date, the relevant Repurchase Date or Redemption Date, as applicable, may be very different from the information reflected in the tables above.

Example 3

Assumptions:

Investor Fee Percentage	1.00% per annum
Repurchase Fee	0.25%
Repurchase Fee Amount	Indicative Note Value × Repurchase Fee
Index closing level on the Inception Date	190.00

Quarter End	Hypothetical Index Closing Level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Value*	Hypothetical Repurchase Fee Amount	Hypothetical Payment upon early repurchase
A	B	C	D	E	F	G

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (90/360)	(Et-1 × Ct) – Dt	Et × Repurchase Fee	E-F
0	190.00000	—	—	$1,000.00000	—	—
1	193.80000	1.02000	$2.50000	$1,017.50000	$2.54375	$1,014.95625
2	197.67600	1.02000	$2.54375	$1,035.30625	$2.58827	$1,032.71798
3	201.62952	1.02000	$2.58827	$1,053.42411	$2.63356	$1,050.79055
4	205.66211	1.02000	$2.63356	$1,071.85903	$2.67965	$1,069.17938
5	209.77535	1.02000	$2.67965	$1,090.61656	$2.72654	$1,087.89002
6	213.97086	1.02000	$2.72654	$1,109.70235	$2.77426	$1,106.92810
7	209.69144	0.98000	$2.77426	$1,084.73405	$2.71184	$1,082.02222
8	205.49761	0.98000	$2.71184	$1,060.32754	$2.65082	$1,057.67672
9	201.38766	0.98000	$2.65082	$1,036.47017	$2.59118	$1,033.87899
10	197.35991	0.98000	$2.59118	$1,013.14959	$2.53287	$1,010.61671
11	193.41271	0.98000	$2.53287	$990.35372	$2.47588	$987.87784
12	189.54446	0.98000	$2.47588	$968.07076	$2.42018	$965.65059
*	Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Value are calculated on each business day after the settlement date up to and including the Final Valuation Date.
†	Assuming that the total number of calendar days in each quarter is 90.

We cannot predict the actual Indicative Note Value on any Valuation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Value and the market value of your notes at any time prior to the stated Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Value on the relevant Valuation Date, the Investor Fee and, if applicable, the Repurchase Fee Amount. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the stated Maturity Date, the relevant Repurchase Date or Redemption Date, as applicable, may be very different from the information reflected in the tables above.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index	TS-9

Example 4

Assumptions:

Investor Fee Percentage	1.00% per annum
Repurchase Fee	0.25%
Repurchase Fee Amount	Indicative Note Value × Repurchase Fee
Index closing level on the Inception Date	190.00

Quarter End	Hypothetical Index Closing Level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Value*	Hypothetical Repurchase Fee Amount	Hypothetical Payment upon early repurchase
A	B	C	D	E	F	G

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (90/360)	(Et-1 × Ct) – Dt	Et × Repurchase Fee	E-F
0	190.00000	—	—	$1,000.00000	—	—
1	186.20000	0.98000	$2.50000	$977.50000	$2.44375	$975.05625
2	182.47600	0.98000	$2.44375	$955.50625	$2.38877	$953.11748
3	178.82648	0.98000	$2.38877	$934.00736	$2.33502	$931.67234
4	175.24995	0.98000	$2.33502	$912.99219	$2.28248	$910.70971
5	171.74495	0.98000	$2.28248	$892.44987	$2.23112	$890.21874
6	168.31005	0.98000	$2.23112	$872.36975	$2.18092	$870.18882
7	171.67625	1.02000	$2.18092	$887.63622	$2.21909	$885.41713
8	175.10978	1.02000	$2.21909	$903.16985	$2.25792	$900.91193
9	178.61197	1.02000	$2.25792	$918.97532	$2.29744	$916.67789
10	182.18421	1.02000	$2.29744	$935.05739	$2.33764	$932.71975
11	185.82790	1.02000	$2.33764	$951.42090	$2.37855	$949.04234
12	189.54446	1.02000	$2.37855	$968.07076	$2.42018	$965.65059
*	Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Value are calculated on each business day after the settlement date up to and including the Final Valuation Date.
†	Assuming that the total number of calendar days in each quarter is 90.

We cannot predict the actual Indicative Note Value on any Valuation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Value and the market value of your notes at any time prior to the stated Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Value on the relevant Valuation Date, the Investor Fee and, if applicable, the Repurchase Fee Amount. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the stated Maturity Date, the relevant Repurchase Date or Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index Closing Level on any trading day or what the value of your notes may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the notes. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the notes.

These hypothetical payouts at maturity or upon early repurchase and redemption do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index	TS-10

Historical Information

The following graph sets forth the historical performance of the Index based on the weekly Index Closing Levels from November 5, 2010 through July 1, 2011. The Index was created as of the close of business on November 1, 2010. The Index Closing Level on July 6, 2011 was 188.4559. We obtained the Index Closing Levels below from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any Valuation Date. We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

Supplemental Plan of Distribution

On the Inception Date, we expect that JPMS will purchase from us all of the notes at 100% of the Principal Amount per note and may sell a portion of the notes on the Inception Date to investors at 100% of the Principal Amount per note. After the Inception Date, additional notes may be offered and sold from time to time by JPMS at the relevant Indicative Note Value as of the relevant Valuation Date. We will receive proceeds equal to 100% of the offering price of notes sold to JPMS on the Inception Date.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes that are to be issued more than three business days prior to the related issue date will be required to specify alternative settlement arrangements to prevent failed settlement.

Reopening Issuances

We may, at our sole discretion, “reopen” the notes based on market conditions and Index Closing Levels at that time. These further issuances, if any, will be consolidated to form a single sub-series with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. The price of any additional offering will be determined at the time of pricing of that offering. We have no obligation to take your interests into account when deciding to issue additional notes. For more information on such additional offerings, see “General Terms of Notes — Reopening Issuances” in the accompanying product supplement no. 194-A-II.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index	TS-11

ANNEX A

FORM OF REPURCHASE NOTICE

To:     dln_repurchase@jpmchase.com

Subject: Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index, CUSIP No. 48125XWP7

Ladies and Gentlemen:

The undersigned holder of JPMorgan Chase & Co.’s Medium-Term Notes, Series E, Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index due July 11, 2014, CUSIP No. 48125XWP7 (the “notes”) hereby irrevocably elects to exercise, with respect to the number of the notes indicated below, as of the date hereof, the right to have you repurchase such notes on the Repurchase Date specified below as described in the product supplement no. 194-A-II, as supplemented by the pricing supplement dated             , 20     relating to the notes (collectively, the “Supplement”). Terms not defined herein have the meanings given to such terms in the Supplement.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the notes (specified below) to book a delivery versus payment trade on the relevant Valuation Date with respect to the number of notes specified below at a price per note determined in the manner described in the Supplement, facing DTC 352 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 am. New York City time, on the Repurchase Date.

*	Subject to adjustment as described in the Supplement.

Very truly yours,

[NAME OF HOLDER]

Name:

Title:

Telephone:

Fax:

Email:

Number of Notes surrendered for Repurchase:

Applicable Valuation Date:             , 20    *

Applicable Repurchase Date:             , 20    *

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

Acknowledgment: I acknowledge that the notes specified above will not be repurchased unless all of the requirements specified in the Supplement are satisfied, including the acknowledgment by you or your affiliate of the receipt of this notice on the date hereof.

Questions regarding the repurchase requirements of your notes should be directed to dln_repurchase@jpmchase.com.

*	Subject to adjustment as described in the Supplement.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the J.P. Morgan Contag Beta Agriculture Class A Total Return Index	TS-12